Exhibit 99.1

Symyx Technologies Reports First Quarter 2008 Financial Results

Santa Clara, CA, April 30, 2008 – Symyx Technologies, Inc. (Nasdaq: SMMX) today announced financial results for the first quarter ended March 31, 2008. Symyx reported:

---Revenue: $36.9 million
---Loss per share: $0.20
---Cash and cash equivalents: $71.3 million

Isy Goldwasser, Chief Executive Officer, commented, “We achieved our first quarter financial targets with contributions from each of our three businesses.  Notable achievements during the quarter include a solid performance by Symyx Software, a newly trained sales force, and a sound cash position.  Going forward, we remain focused on our business unit initiatives, driving higher performance in our sales organization, and on operational excellence and expense management,” Mr. Goldwasser concluded.

“Symyx exited the first quarter with a solid balance sheet, including $71 million in cash on hand due to better than planned seasonal renewals in Symyx Software, good collections and effective cash management,” added Rex S. Jackson, Chief Financial Officer.  “We continue to focus on balancing support for our 2008 plan with proper alignment of our cost structure.”

Symyx First Quarter 2008 Financial Results

First quarter 2008 revenue includes, by business area:

	Three Months Ended March 31,
	2008	2007

Symyx Research	$11,091	$14,203
Symyx Tools	5,791	5,761
Symyx Software	20,025	5,003
Total	$36,907	$24,967

Symyx excludes from first quarter results approximately $4.2 million of MDL’s first quarter 2008 deferred revenue Symyx cannot recognize under generally accepted accounting principles (GAAP).  If included, this revenue would contribute approximately $0.08 per share to Symyx’ operating results.  Expenses include non-cash amortization of intangibles from acquisitions of approximately $0.06 per share, and non-cash, stock-based compensation expense of approximately $0.02 per share.

Cash and cash-equivalents at quarter end totaled $71.3 million, reflecting solid Q4 renewals, good collections and effective cash management.

Symyx Second Quarter and Full Year 2008 Financial Outlook

For the second quarter of 2008, Symyx forecasts revenue of $36-$40 million, and a loss per share of ($0.20)-($0.14). Symyx excludes from this forecast approximately $2 million of MDL’s second quarter 2008 deferred revenue Symyx cannot recognize under GAAP.  If included, this revenue would contribute approximately $0.04 per share to Symyx’ operating results.  Expenses include approximately $0.06 per share of amortization of acquisition-related intangibles, and non-cash, stock-based compensation expenses of approximately $0.02 per share.

Symyx reiterates its full year 2008 revenue range of $165-175 million, and a net loss per share of ($0.34)-($0.28).  Symyx excludes from its full-year estimates approximately $7 million of MDL’s 2008 deferred revenue it cannot recognize under GAAP, and includes non-cash amortization of intangibles from acquisitions and stock-based compensation expenses.

Conference Call and Webcast

A live audio webcast of the event and slide show presentation will accompany management’s discussion and will be available through the investors section of Symyx’ website at www.symyx.com.  For audio only, the dial-in numbers are 877-397-0297 (U.S. and Canada) and 719-325-4916 (international).  Interested parties may access a replay which will be available for approximately two weeks on Symyx’ website or by dialing 888-203-1112 (U.S. and Canada) and 719-457-0820 (international), reservation 6347270.  The webcast and audio are open to all interested parties.

About Symyx

Symyx Technologies, Inc. is the scientific R&D integration partner to companies in the life sciences, chemicals, energy, electronics and consumer products industries. With scientific R&D under tremendous economic and technical pressure, Symyx helps companies reduce R&D risk and enhance R&D productivity to help them bring more and better products to market quickly and cost-effectively. Our integrated technology platform combines Symyx Software (electronic laboratory notebooks, content, laboratory logistics and analysis), Symyx Tools (modular and integrated workflows that can be enhanced by Symyx software) and Research (collaborative research and directed services) to support the entire R&D process. In October 2007, Symyx acquired MDL Information Systems, Inc., a leading provider of innovative informatics software, databases and services that accelerate successful scientific R&D by improving the speed and quality of scientists’ decision making. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

Forward-Looking Statements

The statements in this press release under the heading “Symyx Second Quarter and Full Year 2008 Financial Outlook” are forward-looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based upon Symyx’ current expectations, and involve risks and uncertainties.  Symyx’ actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (1) failure to execute under existing contracts in order to recognize committed revenue as planned; (2) inaccurate assessment of demand for existing and new offerings or failure to close new contracts with customers as forecasted; (3) failure to transition customers to Symyx’ Isentris platform and Symyx electronic notebook products as quickly as estimated or to execute on software development roadmaps as planned, (4) risks inherent in organization and leadership changes; (5) risks inherent in significant restructurings and subsequent integration efforts; (6) general economic conditions, in particular downturns in the chemical, energy, life science or consumer products industries; and (7) risks associated with export sales and operations.  These and other risk factors are discussed under "Risk Factors" in Symyx’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 17, 2008. Symyx expressly disclaims any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements, except as the law may require.

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For more information:
Rex S. Jackson
Executive Vice President and CFO
Symyx Technologies, Inc.
(408) 773-4000
ir@symyx.com

Symyx is a registered trademark of Symyx Technologies, Inc. All rights reserved. All other trademarks mentioned in this document are the property of their respective owners.

SYMYX TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2008	2007

Revenue:
Service	$18,515	$13,573
Product	4,568	4,618
License fees, content and royalties	13,824	6,776
Total revenue	36,907	24,967

Costs:
Cost of service	4,666	1,680
Cost of products sold	2,187	1,666
Cost of license fees, content and royalties	1,603	-
Amortization of intangible assets	1,781	699
Total costs	10,237	4,045

Gross profit	26,670	20,922

Operating expenses:
Research and development	20,687	15,413
Sales, general and administrative	15,233	9,617
Amortization of intangible assets arising from business combinations	1,477	261
Total operating expenses	37,397	25,291

Loss from operations	(10,727)	(4,369)
Interest and other income (expense), net	(396)	1,708

Loss before income tax benefit and equity in loss	(11,123)	(2,661)

Income tax benefit	4,331	1,903
Equity in loss from investment in Visyx Technologies Inc.	-	(214)

Net loss	$(6,792)	$(972)

Basic and diluted net loss per share	$(0.20)	$(0.03)

Shares used in computing basic and diluted net loss per share	33,542	33,069

SELECTED  CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)

	March 31, 2008	December 31, 2007
	(unaudited)	(Note 1)

Cash, cash equivalents and available-for-sale securities	$71,262	$45,472

Accounts receivable	$15,834	$23,047

Goodwill and other intangible assets, net	$181,065	$180,515

Total assets	$329,857	$314,982

Deferred revenue	$38,960	$15,905

Stockholders' equity	$249,323	$252,241

Note 1: The selected consolidated balance sheet information at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.